UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: August 23, 2013

PolyOne Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-16091	34-1730488

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

PolyOne Center, 33587 Walker Rd.
Avon Lake, Ohio 44012
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code
(440) 930-1000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

PolyOne Corporation (“PolyOne” or the “Company”) is retrospectively revising its historical financial statements to account for discontinued operations in connection with the Accounting Standards Codification (ASC) 205-20, “Presentation of Financial Statements - Discontinued Operations”, and our resegmentation in accordance with ASC 280-10-50 "Segment Reporting." As previously disclosed, on May 30, 2013, PolyOne completed its divestiture of its vinyl dispersion, blending and suspension resin business (the “Resin Business”) pursuant to the Asset Purchase Agreement (the “Agreement”), by and between PolyOne and Mexichem Specialty Resins Inc. (“Mexichem”), a Delaware corporation and wholly owned subsidiary of Mexichem, S.A.B. de C.V., dated March 25, 2013. Pursuant to the Agreement, Mexichem paid PolyOne the purchase price of $250.0 million, subject to a working capital adjustment.

As a result of the sale, PolyOne classified the operations of the Resin Business as a discontinued operation and revised its Global Color, Additives and Inks and Performance Products and Solutions reportable segments. In compliance with ASC 205-20, PolyOne has reported revenue, expenses, assets and liabilities associated with the Resin Business as a discontinued operation and held-for-sale for each of the periods presented in its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013 and June 30, 2013. The Resin Business also has been removed from the Performance Products and Solutions segment. Additionally, PolyOne's Specialty Coatings business, which was previously included in the Performance Products and Solutions segment, is now included within the Global Color, Additives and Inks segment.

This exhibit to the company's Current Report on Form 8-K updates the following items in the Company's Annual Report on Form 10-K for the year ended December 31, 2012 (the "Form 10-K") to reflect retrospectively the changes resulting from discontinued operations and resegmentation discussed above for all periods presented.

• Item 6. Selected Financial Data
• Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations
• Item 8. Financial Statements and Supplementary Data (addition of Note 2 - Discontinued Operations and revisions to Note 1 - Description of Business and Summary and Significant Accounting Policies; Note 7 - Leasing Arrangements; Note 8 -Accounts Receivable, net; Note 9 - Inventories, net; Note 10 - Properties, net; Note 11 - Other Balance Sheet Liabilities; Note 14 - Income Taxes; Note 16 - Segment Information; and Note 21 - Selected Quarterly Financial Data (Unaudited)).

All other information in the Form 10-K remains unchanged and has not been otherwise updated for events occurring after December 31, 2012, including, but not limited to, PolyOne's completion of the acquisition of Spartech Corporation and related financing. The information in this Current Report on Form 8-K should be read in conjunction with the Form 10-K, and the subsequent Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013 and June 30, 2013.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

99.1	Updated items for Annual Report on Form 10-K for the year ended December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PolyOne Corporation

/s/ Richard J. Diemer Jr.
Richard J. Diemer Jr.
Senior Vice President and Chief Financial Officer

Date: August 23, 2013